Exhibit 31.2
I, Beverly Jane Alley, Chief Financial Officer of MCG Capital Corporation, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of MCG Capital Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated this 29th day of April, 2015.

By:	/s/ BEVERLY JANE ALLEY
Beverly Jane Alley
Chief Financial Officer